                                                                   EXHIBIT 10.10

                           AMENDMENT TO GROUND LEASE

     THIS AMENDMENT TO GROUND LEASE is made and entered into this 3rd day of April, 2002, by and between John Q. Hammons, Trustee of John Q. Hammons Revocable Trust dated December 28, 1989, as Amended and Restated (hereinafter "Lessor") and JOHN Q. HAMMONS HOTELS TWO, L.P., a Delaware limited partnership (hereinafter "Lessee") (the "Amendment").

                                   WITNESSETH

     WHEREAS, the parties previously entered into a Ground Lease as of February 27, 1996, relative to certain property in Taney County, Missouri, (hereinafter "Lease"); and

     WHEREAS, the parties now desire to amend certain terms and conditions of the Lease and to correct scrivener's errors, as more specifically set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, the parties hereby covenant and agree to modify the Lease as follows:

          1.   Paragraph 22 should be amended as follows:

               22. PURCHASE OPTION: After March 1, 2018, but prior to the expiration of the Lease Term or at the time Mr. Hammons no longer acts as trustee for his revocable trust, Lessee is hereby given the option to purchase the Lease Premises on the terms and conditions as set forth in this Section 22. To exercise its option to purchase, the Lessee shall give written notice of such exercise to Lessor. Within forth-five
                    (45) days thereafter, Lessee and Lessor shall enter into an agreement for the purchase and sale of the Lease Premises, which agreement shall contain such terms and conditions as are customary in such agreements, and which shall provide at the closing of such purchase and sale no later than fifteen
                    (15) days after the date thereof. At such closing, the Lessee shall pay to Lessor an amount equal to the greater of Three Million and No/100 Dollars ($3,000,000.00) or the current appraisal value of the Leased Premises, as determined by a current appraisal by an appraisal firm of national standing (the "Option Price"), and Lessor shall convey the Leased Premises to the Lessee pursuant to the terms of such agreement. The Lessee shall select subject to Lessor's approval such appraiser and pay the appraisal fee.

          2. Continuing Validity. Except as expressly modified herein, all terms and provisions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first-above written.


                                        JOHN Q. HAMMONS REVOCABLE TRUST
                                        DATED DECEMBER 28, 1989, AS AMENDED
                                        AND RESTATED


                                        /s/ John Q. Hammons
                                        --------------------------------
                                        JOHN Q. HAMMONS, TRUSTEE
                                                  "Lessor"



                                        JOHN Q. HAMMONS HOTELS TWO, L.P.
                                        BY ITS GENERAL PARTNER
                                        JOHN Q. HAMMONS HOTELS, L.P.
                                        BY ITS GENERAL PARTNER
                                        JOHN Q. HAMMONS HOTELS, INC.


                                        /s/ John Q. Hammons
                                        --------------------------------
                                        JOHN Q. HAMMONS, TRUSTEE
                                        Chairman of the Board
                                             and Chief Executive Officer
                                                  "Lessee"

                                ACKNOWLEDGEMENT

STATE OF MISSOURI  )
                   ) ss.
COUNTY OF GREENE   )


     On this 3rd day of April, 2002, before me personally appeared JOHN Q. HAMMONS, to me personally known, who being duly sworn, did say that he is the Trustee of the John Q. Hammons Revocable Trust dated December 28, 1989, as amended and restated, and that said instrument was signed and sealed on behalf of the Trust.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, at my office in Springfield, Missouri, the day and year first above written.

                                                  /s/   Carrie R. Bellm
                                                  -------------------------
                                                        Notary Public

My commission expires:
                       ---------
-----------------------------
|    CARRIE R. BELLM        |
| NOTARY PUBLIC-NOTARY SEAL |
|    STATE OF MISSOURI      |
|    CHRISTIAN COUNTY       |
| MY COMMISSION EXP 10-7-03 |
|---------------------------|




                                ACKNOWLEDGEMENT

STATE OF MISSOURI  )
                   ) ss.
COUNTY OF GREENE   )


     On this 3rd day of April, 2002, before me personally appeared JOHN Q. HAMMONS, to me personally known, who being duly sworn, did say that he is the Chairman of the Board and Chief Executive Officer of John Q. Hammons Hotels, Inc., the General Partner of John Q. Hammons Hotels, L.P., the general partner of John Q. Hammons Hotels Two, L.P. (the "Partnership"), and that said instrument was signed and sealed on behalf of the Partnership by authority of its Board of Directors and the said John Q. Hammons acknowledged said instrument to be the free act and deed of the Partnership.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, at my office in Springfield, Missouri, the day and year first above written.

                                                  /s/   Carrie R. Bellm
                                                  -------------------------
                                                        Notary Public

My commission expires:
                       ---------
-----------------------------
|    CARRIE R. BELLM        |
| NOTARY PUBLIC-NOTARY SEAL |
|    STATE OF MISSOURI      |
|    CHRISTIAN COUNTY       |
| MY COMMISSION EXP 10-7-03 |
|---------------------------|

                                  GROUND LEASE

     This Ground Lease Agreement is made as of the 27th day of February, 1996 ("Agreement"), by and between JOHN Q. HAMMONS, trustee of John Q. Hammons Revocable Trust dated December 28, 1986 (hereinafter referred to as "Lessor"), and JOHN Q. HAMMONS HOTELS TWO, L.P., a Missouri limited partnership (hereinafter referred to as "Lessee").

                                  WITNESSETH:

     WHEREAS, Lessor owns certain unimproved real property located in Taney County, Missouri; and

     WHEREAS, Lessor wishes to lease to Lessee, and Lessee wishes to lease the property from Lessor, for the purpose of constructing a full service hotel and convention center thereon.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained,the parties agree as follows:

     1. PROPERTY. For and in consideration of the rent to be paid and the covenants to be performed by Lessee hereunder, Lessor hereby leases to Lessee the real property described in Exhibit "A" attached hereto and made a part hereof (the "Property").

     2. LEASE TERM. The term of this Lease shall be for a period of fifth (50) years (the "Lease Term"), commencing as of August 1, 1995 (the "Commencement Date") and terminating on July 31, 2045, both dates inclusive.

               (a) Extended Term. Lessee shall be entitled to extend the term of the Lease for ten (10) years, provided that Lessee is not in default under the terms of this Agreement. Lessee shall give written notice of the intent to extend at least ninety (90) days prior to the expiration of the Lease. The terms of this Agreement shall remain except the Base Rent (as defined herein).

          3.   RENT.

               (a) Rent. Commencing upon the earlier of Lessee's receipt of a certificate of occupancy from Taney County or the commencement of business operations on the Property, Lessee agrees to pay to Lessor annual rent as follows:

               Year 1 -  $80,000.00
               Year 2 - $120,000
               Year 3 and thereafter - The greater of One Hundred Fifty
               Thousand and no/100 Dollars ($150,000.00), or the sum of two percent (2%) of the first Twelve Million Dollars ($12,000,000.00) of Lessee's adjusted gross revenues derived from room sales ("AGRS") on the Leased Premises; one and one-half percent (1.5%) of the next Six Million Dollars ($6,000,000.00) and one percent (1%) of the AGRS in excess of Eighteen Million and No/100 Dollars ($18,000,000.00), and one percent (1%) of the first Six Million Dollars ($6,000,000.00) of the adjusted gross revenues derived from food and beverage sales ("AGFB") and one-half percent (.5%) of Lessee's AGFB thereafter. Adjusted gross revenues for room sales and food and beverage sales (including revenues from banquet room rentals) shall be defined as gross revenues less all concessions, adjustments and taxes. The rent shall commence on March 1, 1997.

          (c) Payment of Rent. The Rent shall be payable in annual installments on the first day of each year. Rent for any partial year shall be prorated.

          Unless and until Lessee is otherwise notified in writing by Lessor, Lessee shall pay all rent and other amounts payable to Lessor under this Agreement by check or draft made payable to Lessor and either hand delivered or mailed by Lessee to Lessor's address shown in Section 20 herein.

     4.  LESSOR'S REPRESENTATIONS, WARRANTIES, AND COVENANTS.

Lessor hereby represents, warrants, and covenants the following to Lessee:

          (a) Suitability. Lessor knows of no circumstances or conditions which would render the Property inappropriate for the construction and operation of hotel and restaurant facilities.

          (b) Title. Lessee has good and marketable fee simple title to the Property.

          (c) Contracts. It is understood by the parties hereto that Lessee intends to use the Property for the construction and operation of a hotel and accompanying restaurant facilities. There are no licenses, contracts, or leases to which Lessor is a party and which materially and adversely affect the ownership or management of the Property, as set forth herein.

     (d) Zoning. Under the zoning and ordinances applicable to the Property, the anticipated use of the Property as a hotel with accompanying restaurant facilities is proper and does not violate those laws or ordinances.

     (e) Availability. There are not adverse or other parties in possession of the Property, or of any part thereof. No party has been granted any license, lease, or other right relating to the use of a possession of the Property or any party thereof.

     (f) Adverse Actions. There is no pending or threatened litigation or governmental action which would adversely affect the value of the Property or Lessee's right to Lease the Property for Lessor. Lessor has received no notice from any governmental authority of violations with respect to the Property which have not been heretofore corrected, and there is no planned or commenced public improvement which may result in special assessments or otherwise materially affect the Property, or any government agency or court order requiring repair, alteration, or correction of any existing with respect to the Property.

     (g) Disputes. Lessor is not aware of any boundary, survey, or title questions or disputes with respect to the Property.

     (h) Hazardous Materials.

         (i) Definitions. The term "Hazardous Materials" shall mean any substance, (1) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance or policy; or

(2) which is defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation or ordinance; or (3) which is toxic, explosive, corrosive, infectious, carcinogenic or otherwise hazardous; or (4) without limitation, contains asbestos, polychlorinated biphenyls (PCB's), oil, petroleum, petroleum products or fractions thereof, volatile organic compounds, semi-volatile organic compounds, or heavy metals. The term "Adverse Environmental Condition" shall mean any condition which has already caused, or can reasonably be expected to cause, a serious diminution in the quality or quantity of the air, water, land (including soil and subsurface), and wildlife located on, above or below the Property.

     (ii) WARRANTY AND COVENANT. Lessor warrants that the Property has not been contaminated or polluted by, or used for the storage or disposal of any Hazardous Material, and Lessor has received no notice from any governmental authority concerning the presence or removal of any Hazardous Material on or adjacent to the Property. Lessor covenants that it will notify Lessee immediately in the event that evidence of an adverse environmental condition is discovered during the term of this Lease, or an event occurs which may result in an adverse environmental condition, including, but not limited to, release, emission or spill of hazardous substances.

     (iii) Correction of Adverse Condition. Upon the discovery of evidence of an adverse environmental condition, Lessor shall immediately undertake an investigation to determine whether an adverse environmental condition does exist and, if so, the nature and extent thereof. Lessor shall engage such experts as may reasonably be required to perform its obligations hereunder. Lessor shall provide to Lessee copies of all information and reports which it receives in connection with the investigation. Lessor shall then formulate a plan of remediation (the "Plan"). Lessees shall be provided with a copy of the Plan. The Plan shall comply, in all respects, with all applicable federal, state and local laws, regulations and policies, and shall have the approval, if required, of all applicable governmental authorities possessing jurisdiction.

     (iv) Indemnification. Lessor agrees to fully indemnify, protect, defend and hold Lessee, its successors and assigns, harmless from and against any and all claims for damage, loss or liability, including reasonable attorney fees, as a result of any discovery of Hazardous Materials on the Property or other Adverse Environment Condition unless Lessee contributed to the presence of the Hazardous Materials or caused the Adverse Environmental Condition. Nothing contained herein shall be deemed to prohibit Lessor from collecting some or all of the costs of remediation from other, potentially responsible parties.

               (i) PRIOR USES. The Lessor knows of no prior uses of the Property which would diminish the Property's value. For example, such prior uses might include the Property's use as a cemetery, a site for chemical testing or manufacture, or as a dumping ground for refuse.

               (j) CONTINUING SUITABILITY. From and after the date of this Agreement, Lessor shall keep the Property free and clear of all easements, liens or encumbrances.

               (k) AUTHORITY. Lessor warrants and represents to Lessee that Lessor has full right and lawful authority to enter, execute and deliver this Agreement to Lessee.

               (l) NON-COMPETITION. Lessor shall not permit or suffer to be constructed or operated on property owned by Lessor or a related entity under the control of Lessor within five (5) miles of the Property as a hotel or motel business (including any business which customarily rents rooms, suites or apartments for periods of less than thirty (30) days) for a period of ten (10) years. Lessor shall record a declaration or covenant restricting the use of the property affected by this section.

     6. CONDITIONS PRECEDENT. The obligations of Lessor and Lessee hereunder shall be subject to the satisfaction of the following conditions precedent:

               (a) That all representations and warranties made by the parties herein shall be true and correct as of the Commencement Date.

     (b) Lessee receives all necessary federal, state, and local government approval for use of the Property and the improvements to be constructed upon thereon as a hotel.

          In the event that Lessee shall not receive approval as specified in this Section 6(b), Lessee shall be discharged of all obligations hereunder and relieved from any liabilities to Lessor.

7.   CONSTRUCTION OF HOTEL BY LESSEE.

     (a) Construction Documents. On or before January 1, 1996, Lessee shall submit to Lessor for its approval, which shall not be unreasonably delayed or withheld, plans and specifications for the construction of a hotel on the Leased Property.

     (b) Construction. On or before March 1, 1996, the Lessee shall commence construction of the hotel and parking facilities on the Leased Property. The Lessee shall diligently pursue the work to completion, and the hotel shall be fully ready to open for business not later than March 1, 1998, except as such date may be extended by the number of working days lost by reason of strikes, fire, acts of God, or other events beyond the Lessee's control.

     (c) Easements for Utilities. Lessee shall have the right to enter into agreements with and grant easements and licenses over and across the Property to suppliers of utility services including, without limitation, gas, electricity, telephone, water and sewer, to the extent necessary to service the improvements, and Lessor agrees to consent thereto and execute any documents, agreements and instruments reasonably required in connection therewith.

     (d) Completion Documents. Upon the completion of the hotel, the Lessee shall deliver to the Lessor each of the following:

          (i) A certificate of completion by the architect who supervised the construction, which will state that all work has been completed in accordance with the approved plans and specifications.

          (ii) A certificate of occupancy, or any equivalent permit or certificate from Taney County, Missouri, indicating the hotel is complete and ready for occupancy by the general public.

          (iii) A survey of the Leased Property, showing the completed hotel and parking facilities, indicating that there are no encroachments by either on any adjoining premises.

     (e) Certificate of Title. Within thirty (30) days after the completion of the hotel, the Lessee shall deliver to the Lessor a certificate from a title company doing business in Taney County, Missouri, currently dated, that the time for the filing of mechanic's, materialman's, and similar liens has expired, or, if such is not the case, that a search of the record shows that no such liens then encumber the Leased Property. If the latter information is furnished by the title company, within one hundred eighty days (180) days thereafter, the Lessee shall deliver a further certificate of the title company indicating that no such liens then encumber the Leased Property.

     8. RIGHT OF FIRST REFUSAL. In the event that the Lessor receives from any third party, during the Lease term, or any extension thereof, an acceptable bona fide offer to purchase the Property, or any portion thereof, the parties agree that Lessor may not sell or transfer the Property (or portion thereof) to such third party without transmitting an offer (the "Offer") to Lessee with respect to the Property (or portion thereof) that Lessor proposes to transfer. The Offer transmitted to Lessee shall specify all of the following:

          (a)  Lessor's intention to transfer the Property, or portion thereof;

          (b) The name and address of the proposed transferee or transferees (the "Transferee"); and

          (C) The price that the transferee proposes to pay the Lessor for the Property (or portion thereof) and all other terms and conditions of the proposed transfer.

          Within thirty (30) days after receipt of the Offer from Lessor, the Lessee may elect to purchase the Property (or portion thereof) at the purchase price and on the terms and conditions as specified in the Offer, by so notifying the Lessor, and the sale to Lessee shall be closed by the parties within thirty (30) days after Lessor's receipt of such notice from Lessee. If the Lessee fails to elect to purchase the Property (or portion thereof) within the thirty (30) day period, then Lessor may transfer the Property (or portion thereof) to the Transferee; provided, however, that the Lessor may not offer to sell the Property (or portion thereof) to the Transferee or to any other party at a price and on terms more favorable than those offered to the Lessee unless the Lessee is first given an offer to purchase at such favorable price and terms, as provided herein.

     9. INSURANCE. At all times during the Lease Term, Lessee shall maintain in force and effect, at its own cost and expense, a policy or policies of Public Liability Insurance for the protection, indemnification and defense of Lessee against claims, demands and causes of action arising out of or in connection with the use, maintenance, operation and occupancy of the Property, which policy or policies shall have limits of not less than One Million Dollars ($1,000,000.00) combined limits coverage per occurrence for bodily injury liability and property damage liability. At Lessor's request, Lessee shall name Lessor's mortgagee as an additional insured under any policy of liability insurance. All insurance required to be maintained under the provisions of this Lease shall be written by insurer(s) which Lessor shall reasonably approve as to financial ability, and authorized to write insurance in the state where the Property is located. Upon request of Lessor, Lessee shall cause the insurer(s) to furnish Lessor certificate(s) evidencing the insurance required to be maintained hereunder naming the Lessor as additional insured.

     10. COVENANTS AGAINST LIENS. If, because of any act or omission of Lessee, any mechanic's lien or other lien, charge or order for the payment of money shall be filed against Lessor or against the Property or improvements, Lessee shall, at it own cost and expense, cause the same to be discharged; and Lessee shall indemnify and hold harmless Lessor against and from all costs, liabilities, suits, penalties, claims and demands resulting therefrom, Lessor and Lessee agree that Lessee shall have the right to contest any lien filed against the Property or the improvements thereon.

     11.  TAXES.

     (a) Lessee to Pay Taxes. Lessee agrees to pay all "Taxes" (as that term is hereinafter defined) against the Property becoming due or payable during the term of this Lease, and a pro-rata portion of the installment of Taxes becoming due and payable during the years that this Agreement commences and expires, said pro-rata share to be determined as of the Commencement Date and expiration date of this Agreement and in the customary method of prorating real estate taxes in Taney County, Missouri. Lessee shall not be obligated to pay any installment of any special assessment which may be assessed, levied or conformed during the Lease Term, but which does not fall due and is not required to be paid until after the expiration of this Agreement, except for a pro-rata share of the installment becoming payable next following the expiration of this Agreement.

     (b) Taxes Defined. As used herein, the term "Taxes" shall mean all taxes, assessments and levies, whether general or special, ordinary or extraordinary, of every nature and kind whatsoever, which may be taxed, charged, assessed, levied or imposed at any time or from time to time during the Lease Term by any governmental authority upon or against the Property or the possession or use thereof. The term "Taxes" shall not include (and Lessee shall not be required to pay) any franchise, estate, inheritance, transfer, income or similar tax of Lessor, including, but not limited to, any income tax imposed with respect to Lessor's income from the Property.

          (c) Payment of Taxes. The Taxes above provided to be paid by Lessee shall be paid before any delinquency can occur therein or in any part or installment thereof, and proof of payment shall be delivered at the request of Lessor. In the event Lessee fails to pay such Taxes, Lessor may, but shall not be required to, pay the same for the Lessee's account, and such payment shall constitute and be collectible as additional rent.

          (d) Tax Notices. Lessor will promptly deliver to Lessee any and all tax notices or assessments which Lessor may receive relating to the Property.

     12. UTILITIES. Lessee, at its sole cost and expense, shall obtain and promptly pay for all utility services required for the operation of or furnished to or consumed on the Property, including, without limitation, electricity, gas, water, sewer, heat, telephone, garbage collection, and all charges for any of the foregoing.

     13. DESTRUCTION BY FIRE OR OTHER CASUALTY. In the event that the improvements to be constructed on the Property by Lessee shall be totally destroyed by fire or other casualty, Lessee shall not be required to rebuild. Instead, Lessee may elect, within ninety (90) days after the date of loss to terminate this Agreement. If the improvements constructed upon the Property by Lessee are only partially destroyed, Lessee shall promptly reconstruct the improvements to its condition immediately prior to the fire or other casualty.

     In the event of a complete loss and termination of this Agreement, the rent shall cease to be payable as of the date of loss. In the event of a partial loss, the rent shall be reduced the same percentage as the percentage of the building which is unusable.

     14. ASSIGNMENT AND SUBLETTING. Lessee shall not assign this Lease in whole or in part, or sublet all or any part of the Property, except as provided herein, without obtaining the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee may sublet or assign this Lease to an affiliated company. An affiliated company is any business entity in which John Q. Hammons Hotels, Inc. or John Q. Hammons Hotels Two, L.P., together or separately, hold a beneficial or equitable interest in greater than one-third (1/3) of the company's assets.

     15. INDEMNIFICATION OF LESSOR. Lessee shall defend, indemnify and hold Lessor harmless from and against any claim, loss, expense or damage to any person or property in or upon the Property or any area allocated to or used exclusively by Lessee or their customers, agents, employees or invitees arising out of Lessee's use or occupancy of the Property, or on adjoining sidewalks, streets or ways, or any act or neglect of Lessee or Lessee's invitees, employees, contractors, customers, or agents, except claims for damages or injuries (including death) caused in whole or in part by the willful or negligent act(s) of Lessor or the agents, servants, or employees of Lessor.

     16. ADDITIONS AND IMPROVEMENTS BY LESSEE. At Lessee's sold expense, Lessee may construct a hotel and accompanying facilities on the Property and may make other alterations, additions or improvements in or to the Property. Lessee shall provide Lessor with proposed architectural and engineering plans as soon as practical after the execution of this Agreement. Lessor shall have the right to review the proposed plans for improvements of the Property and to approve the plans provided, however, Lessor may not unreasonably withhold their approval. All alterations, additions and improvements constructed on the Property shall remain on the Property at the expiration of the Lease Term.

     Outside signage will be allowed to identify and advertise activities located on the Property. Lessee shall provide Lessor with proposed outside signage plans prior to signage being erected. Lessor shall have the right to review and approve proposed plans, and Lessor agrees that its approval will not be unreasonably withheld.

     17. CONDEMNATION. If, during the Lease Term, any part of the Property is condemned or taken by eminent domain, or if any street or entrance providing access to the Property is permanently closed or blocked, and the Property is thereby rendered unsuitable or inadequate for the continuation of Lessee's normal, full-scale business operations thereon as reasonably determined by Lessee, then, at Lessee's option, Lessee may terminate this Lease as of the date of such occurrence. If this Lease is so terminated, the entire award attributable to the Property made by the condemning authority shall be paid to Lessor, without, however, limiting the right of Lessee to assert a claim in the condemnation proceeding for the value of its leasehold improvements and goodwill. If such occurrence does not render the Property unsuitable or inadequate for such purposes, this Lease shall remain in full force and effect; and the entire award attributable to the Property made by the condemning authority shall be paid to Lessor, although

Lessee may assert a claim in the condemnation proceeding for its business interruption or diminution loss.

     18. DEFAULT. If Lessee should default in the performance of any covenant or condition of this Lease (except for default in the payment of any rent or other amount due to Lessor hereunder, which Lessee must cure within thirty (30) days after service of written notice thereof upon Lessee and such default is not cured or removed within ninety (90) days after service of written notice of default upon Lessee and/or Lessee fails to make a reasonable effort to cure the default within the ninety (90) day period set forth above, Lessor shall have the right to sublet the premises for the benefit of Lessor and Lessee or terminate this Lease, in which event Lessor shall pay to Lessee eighty percent (80%) of the fair market value of the improvements constructed on the Property. The fair market value of the improvements shall be determined as of the date of the termination of this Agreement by independent appraisal and arbitration as follows: One appraiser shall be selected by Lessor, one by the Lessee, and a third by the first two appraisers chosen. The decision of a majority of the appraisers shall be binding on Lessor and Lessee. In the event of arbitration as set forth herein, closing shall occur no later than thirty (30) days following the decision by the appraisers.

     19. COVENANT OF QUIET ENJOYMENT. Upon payment by the Lessee of the rent herein provided, and upon the observance and performance of all covenants, terms and conditions on Lessee's part to be observed and performed by Lessee, Lessee shall peaceably and quietly hold and enjoy the Property for the term hereby demised without hindrance or interruption by Lessor or any other person or persons lawfully or equitably claiming by, through, or under the Lessor subject, nevertheless, to the terms and conditions of this Lease.

     20. LESSEE'S RIGHT OF FINANCING.

          (a) Encumbrance of Leasehold Interest. Lessee is given and has the absolute right, without Lessor's consent, to encumber its interest in this Lease so long as it is not in default hereunder and except that no such deed of trust, mortgage or assignment shall extend to or affect the fee simple interest of the Lessor. The holder of any deed of trust, mortgage or assignment of this Lease or of Lessee's interest hereunder, and any one claiming by, through, or under any such holder, shall not acquire any greater rights hereunder than Lessee has (except the right to cure or remedy Lessee's defaults), and shall not become entitled to a new Lease if this Lease is terminated or Lessee fails to exercise any outstanding option to extend this Lease. No mortgage, deed of trust or assignment of this Lease or of Lessee's interest hereunder by Lessee or its successors and assigns shall be valid unless this Lease is in full force and effect when such mortgage, deed of trust or assignment is created and the mortgage, deed of trust or assignment is subject to all the agreements, terms, covenants and conditions of this Lease.

          (b) Lessor to Subordinate. Lessor shall, within ten (10) days after request by Lessee or Lessee's lender, execute and deliver a written agreement subordinating this Agreement to any real estate mortgage hereafter placed upon the Property and the improvements to be constructed thereon.

          (c) Notice of Lease Default. If, before any default occurs in this Lease, the holder of any mortgage, deed of trust or assignment, gives Lessor a written notice containing the holder's name and office address, Lessor shall give the holder a copy of each notice of default by Lessee at the same time that Lessor gives that notice to Lessee. Each copy of the notice shall be deemed duly given to the holder when mailed to the holder at its last post office address furnished to Lessor.

          (d) Cure of Default. Lessor shall accept performance by the holder of any mortgage, deed of trust, or assignment of any obligation of this Lease that Lessee is required to perform, with the same force and effect as if performed by Lessee, provided that at the time of that performance, Lessor is furnished with satisfactory evidence that the person, firm, or corporation tendering that performance or payment has the claimed interest in the Leased Property. The holder of a mortgage, deed of trust or assignment shall have ten (10) days after receipt of any notice of default within which to cure any default in the payment of rent or additional rent under this Lease, and a reasonable time (not less than thirty (30) days) within which to cure any other default.

     21. NOTICES. Any notices or inquires regarding this Agreement shall be delivered to Lessor at 300 John Q. Hammons Parkway, Suite 900, Springfield, Missouri 65806, and to Lessee at 300 John Q. Hammons Parkway, Suite 900, Springfield, Missouri 65806, or to such other address as the parties may designate in writing.

     All notices shall be deemed received on the earlier of (1) actual receipt, or (2) three (3) days (excluding Sundays and federal holidays) after delivery to the United States Post Office. Any address to which notices are sent hereunder may be changed by notice to the parties hereto in the manner hereinabove provided.

     22. PURCHASE OPTION: After March 1, 2118, but prior to the expiration of the Lease Term or at the time Mr. Hammons no longer acts as trustee for his revocable trust, Lessee is hereby given the option to purchase the Leased Premises on the terms and conditions as set forth in this Section 22. To exercise its option to purchase, the Lessee shall give written notice of such exercise to Lessor. Within forty-five (45) days thereafter, Lessee and Lessor shall enter into an agreement for the purchase and sale of the Leased Premises, which agreement shall contain such terms and conditions as are customary in such agreements, and which shall provide at the closing of such purchase and sale no later than fifteen (15) days after the date thereof. At such closing, the Lessee shall pay to Lessor an amount equal to the greater of Three Million and No/100 Dollars ($3,000,000.00) or the current appraisal value of the Leased Premises, as determined by a current appraisal by an appraisal firm of national standing (the "Option Price"), and Lessor shall convey the Leased Premises to the Lessee pursuant to the terms of such agreement. The Lessee shall select subject to Lessor's approval such appraiser and pay the appraisal fee.

     23. MEMORANDUM OF LEASE. The parties shall execute a Memorandum of Lease for purposes of recording the same in the office of the Recorder of Deeds for Taney County, Missouri, and the form as attached hereto as Exhibit "C".

     24. EXECUTION. This Agreement is executed in multiple originals and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives. The rights of Lessor hereunder may be assigned in whole or in part. If Lessee herein shall be more than one party, then the obligations of such parties herein shall be joint and several. The paragraph captions used herein are for convenience only and shall not be deemed to have been included for any other purpose.

     25. NO ORAL AGREEMENTS. It is expressly agreed between the Lessor and the Lessee that there are no verbal understandings or agreements which in any way change the terms, covenants and conditions herein set forth, and that no modification of this Agreement and no waiver of any of its terms and conditions shall be effective unless made in writing and approved and accepted by both parties to this Agreement.

     26. INVALID OR INAPPLICABLE CLAUSE. Should any covenant or condition of this Agreement, to any extent, be held invalid or unenforceable by a final judgment of a court of competent jurisdiction, the remaining terms and conditions shall remain in full force and effect and shall be enforceable to the full extent of the law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                 JOHN Q. HAMMONS HOTELS TWO, L.P.
                                 BY ITS GENERAL PARTNER
                                 JOHN Q. HAMMONS HOTELS, L.P.
                                 BY ITS GENERAL PARTNER
                                 JOHN Q. HAMMONS HOTELS, INC.

                                 BY: /s/ David B. Jones
                                    ________________________________
                                    DAVID B. JONES, President and
                                    Chief Operating Officer
                                        "LESSEE"



                                     /s/ John Q. Hammons
                                    _________________________________
                                    JOHN Q. HAMMONS, Trustee of
                                    John Q. Hammons Revocable Trust
                                    Dated December 28, 1989
                                        "LESSOR"

                                  EXHIBIT "A"
                               LEGAL DESCRIPTION



THAT CERTAIN PARCEL OR TRACT OF LAND BEING LOCATED IN SECTION 15, TOWNSHIP 22 NORTH, RANGE 22 WEST, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT AN EXISTING CORPS OF ENGINEERS MONUMENT AT THE NORTHWEST CORNER OF THE SOUTHEAST 1/4, OF THE NORTHWEST 1/4 OF SAID SECTION 15;
THENCE, S88'26'49"E, 655.69 FEET TO AN EXISTING CORPS OF ENGINEERS MONUMENT; THENCE, N01'31'08"E, 463.62 FEET TO AN EXISTING CORPS OF ENGINEERS MONUMENT; THENCE, N01'34'08"E, 748.59 FEET TO AN EXISTING "X" CUT ON A ROCK;
THENCE, S87'53'58"E, 269.72 FEET TO A POINT ON THE WEST RIGHT OF WAY LINE OF MISSOURI ROUTE 265;
THENCE, ALONG SAID WEST RIGHT-OF-WAY LINE FOR THE FOLLOWING SEVEN (7) DESCRIBED
COURSES:
THENCE, ALONG A NON-TANGENT CURVE TO THE LEFT, SAID CURVE HAVING A RADIUS OF 5769.65 FEET, A CENTRAL ANGLE OF 01'56'15", AN ARC DISTANCE OF 195.11 FEET, ALONG A CHORD BEARING S06'00'19"W;
THENCE, S05'02'11"W, 396.20 FEET TO A POINT OF CURVATURE TO THE LEFT;
THENCE, ALONG SAID CURVE TO THE LEFT, SAID CURVE HAVING A RADIUS OF
756.78 FEET, A CENTRAL ANGLE OF 15'30'0(illegible)", AN ARC DISTANCE OF 204.73 FEET; THENCE, S10'13'08"E, 224.20 FEET TO AN EXISTING HIGHWAY RIGHT OF WAY MARKER; THENCE, S04'30'30"E, 100.50 FEET;
THENCE, S10'34'01"E, 232.54 FEET TO AN EXISTING HIGHWAY RIGHT-OF-WAY MARKER FOR A POINT OF NON-TANGENT CURVATURE TO THE RIGHT;
THENCE, ALONG SAID NON-TANGENT CURVE TO THE RIGHT, SAID CURVE HAVING A RADIUS OF
528.90 FEET, A CENTRAL ANGLE OF 43'24'51", AN ARC DISTANCE OF 400.76 FEET,
ALONG A CHORD BEARING S11'28'12"W;
THENCE, N88'26'49"W, 211.95 FEET;
THENCE, S63'54'21"W, 601.13 FEET;
THENCE, N88'26'49"W, 194.48 FEET TO A POINT ON THE WEST LINE OF SAID SOUTHEAST 1/4 OF THE NORTHWEST 1/4;
THENCE, N01'29'49"E, ALONG SAID WEST LINE, 637.61 FEET TO AN EXISTING CORPS OF ENGINEERS MONUMENT;
THENCE, N01'43'21"E, 157.39 FEET TO THE POINT OF BEGINNING.

CONTAINING 21.96 ACRES (956,695 SQUARE FEET) MORE OR LESS.